Exhibit 32.1

Certification Pursuant to 18 U.S.C.ss.1350

In connection with the filing with the United States Securities and Exchange Commission of Spiralfrog, Inc.'s (the "Company") Quarterly Report on Form 10-QSB for the period ended September 30, 2007 (the "Report"), the undersigned, the Chief Executive Officer of the Company, hereby certify that (i) in its capacity as an officer of the Company, (ii) to his actual knowledge, and (iii) solely for the purpose of compliance with 18 U.S.C.ss.1350, that:

(1) the Report fully complies with the requirements of ss.13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The above certification is given as of the date of the Report and is limited to the periods covered by the Report.

IN WITNESS WHEREOF, the undersigned have executed this Certificate.

November 19, 2007	By:	/s/ Mel Schrieberg
Mel Schrieberg
Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)